Kenvue Reports Full Year and Fourth Quarter 2024 Results

•Q4 Net Sales Decreased 0.1% to $3.7 Billion; Organic Sales1 Grew 1.7%

•Q4 Diluted EPS was $0.15; Adjusted Diluted EPS1 was $0.26

•FY’24 Net Sales Increased 0.1% to $15.5 Billion; Organic Sales1 Grew 1.5%

•FY’24 Gross Profit Margin Improved 200 Basis Points and Our Vue Forward Savings Supported Increased Marketing Investment to Fuel Growth

•FY’24 Diluted EPS was $0.54; Adjusted Diluted EPS1 was $1.14

•Provides Outlook for FY’25

SKILLMAN, N.J. February 6, 2025 – Kenvue Inc. (NYSE: KVUE), today announced financial results for the full year and fiscal fourth quarter ended December 29, 2024.

“We delivered on our 2024 profit commitments despite headwinds that resulted in softer than expected sales growth and we enter 2025 as a more competitive company with stronger foundations,” said Thibaut Mongon, Chief Executive Officer. “We remain focused on leveraging our increased brand investments to accelerate growth and deliver long-term value creation centered around profitable growth, durable cash flow generation, and disciplined capital allocation.”

Fourth Quarter 2024 Financial Results

Net Sales and Organic Sales
Fourth quarter Net sales decreased 0.1%, reflecting Organic sales1 growth of 1.7% and a foreign currency headwind of 1.8%. Organic sales growth was driven by 1.0% value realization (price and mix) and 0.7% volume growth.

Value realization was favorable across each segment and was primarily driven by price actions taken in 2024. Volume growth in both Skin Health and Beauty and Self Care was partially offset by a decline in Essential Health. In Self Care, weak incidences of cold, cough & flu led to a significant decline in the pediatric pain franchise. In addition, go-to-market disruption in Asia Pacific impacted the Company’s results, with an outsized impact on Essential Health.

Gross Profit Margin and Operating Income Margin
Fourth quarter Gross profit margin expanded 80 basis points to 56.5% from 55.7% in the prior year period, as Separation-related costs and amortization of intangible assets declined year-over-year. Adjusted gross profit margin1 decreased 80 basis points to 58.7% from 59.5% in the prior year period, which included non-recurring separation related benefits. The year-over-year change in both measures also reflects the impact from net input cost inflation and unfavorable mix, as well as the benefit from productivity gains and value realization.

Fourth quarter Operating income margin was 13.2% vs 12.5% in the prior year period. Fourth quarter Adjusted operating income margin1 was 19.2% vs 21.8% in the prior year period. The year-over-year changes in Operating income margin and Adjusted operating income margin reflect the year-over-year change in Gross profit margin and Adjusted gross profit margin, respectively, as well as an increase in brand investment and the benefit from savings from Our Vue Forward.

Interest Expense, Net and Taxes
Fourth quarter Interest expense, net was $95 million vs $96 million in the prior year period.

The fourth quarter Effective tax rate was 15.3% vs 8.4% in the prior year period. The Adjusted effective tax rate1 was 17.7% vs 15.8% in the prior year period. Both measures were driven by changes to the jurisdictional mix of income and reduced benefits derived from the separation from our former parent company offset by remeasurement of the Company’s deferred taxes and the release of a valuation allowance.

Net Income Per Share (“Earnings Per Share”)
Fourth quarter Diluted earnings per share were $0.15 vs $0.17 in the prior year period and Adjusted diluted earnings per share1 were $0.26 vs $0.31 in the prior year period.

Full Year 2024 Financial Results

Net Sales and Organic Sales
Full year 2024 Net sales increased 0.1%, reflecting Organic sales growth of 1.5% and foreign currency headwind of 1.4%. Organic sales growth was driven by 2.7% value realization, partially offset by 1.2% volume decline.

Value realization was favorable across each segment and was driven by a combination of carry-over pricing from 2023 and price actions taken in 2024. The volume decline was driven by Skin Health and Beauty and Self Care, which offset slight volume growth in Essential Health.

Gross Profit Margin and Operating Income Margin
Full year 2024 Gross profit margin expanded 200 basis points to 58.0% from 56.0% in the prior year period. Adjusted gross profit margin also expanded 200 basis points to 60.4% from 58.4% in the prior year period. The year-over-year improvement in both measures primarily reflects productivity gains attributable to our global supply chain efficiency initiatives and benefits from value realization.

Full year 2024 Operating income margin was 11.9% vs 16.3% in the prior year period, with the current year figure impacted by non-cash charges related to asset impairments. Full year 2024 Adjusted operating income margin was 21.5% vs 22.4% in the prior year period. The year-over-year change in both measures reflects the impact of higher brand investment, which more than offset the benefit from Gross profit margin expansion and savings from Our Vue Forward.

Interest Expense, Net and Taxes
Full year 2024 Interest expense, net was $378 million vs $250 million in the prior year period.

Full year Effective tax rate was 27.2% vs 24.0% in the prior year period. The Adjusted effective tax rate was 25.5% vs 23.4% in the prior year period. Both measures were driven by changes to the jurisdictional mix of income and reduced benefits derived from the separation from our former parent company offset by remeasurement of the Company’s deferred taxes and the release of a valuation allowance.

Net Income Per Share (“Earnings Per Share”)
Full year 2024 Diluted earnings per share were $0.54 vs $0.90 in the prior year period and Adjusted diluted earnings per share were $1.14 vs $1.29 in the prior year period.

2025 Outlook
“As Kenvue enters our next chapter, we expect to accelerate performance throughout the year, while navigating the dynamic external environment contemplated within our outlook,” said Paul Ruh, Chief Financial Officer. “We expect to drive further productivity and operational efficiency gains, which will fund our planned increase in brand investments, positioning us to grow adjusted operating margin for the year."

Based on current spot rates, Kenvue initiated the following outlook for Full year 2025. The Company expects:
•Net sales change of -1% to +1% year-over-year, with Organic sales growth of +2% to +4% and a ~3% headwind from foreign currency translation.
•Adjusted operating income margin improvement year-over-year.
•Flat to +2% year-over-year Adjusted diluted earnings per share growth, including a mid-single-digit unfavorable impact from foreign currency.

This outlook does not include any potential impacts from tariffs introduced in 2025.

Kenvue is not able to provide the most directly comparable GAAP measures or reconcile Adjusted operating income margin or Adjusted diluted earnings per share to comparable GAAP measures on a forward-looking basis without unreasonable efforts given the unpredictability of the timing and amounts of discrete items such as foreign exchange, acquisitions, or divestitures.

Webcast Information
As previously announced, Kenvue will host a conference call with investors to discuss its fourth quarter and full year results on Thursday, February 6, 2025 at 8:00 a.m. Eastern Time. The conference call can be accessed by dialing 877-407-8835 from the U.S. or +1 201-689-8779 from international locations. A live webcast of the conference call can also be accessed at investors.kenvue.com, with a replay made available after the live event.

About Kenvue
Kenvue Inc. is the world’s largest pure-play consumer health company by revenue. Built on more than a century of heritage, our iconic brands, including Aveeno®, BAND-AID® Brand, Johnson’s®, Listerine®, Neutrogena®, and Tylenol®, are science-backed and recommended by healthcare professionals around the world. At Kenvue, we believe in the extraordinary power of everyday care, and our teams work every day to put that power in consumers’ hands and earn a place in their hearts and homes. Learn more at www.kenvue.com.

1Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S. GAAP. There are limitations to the use of the non-GAAP financial measures presented herein. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Accordingly, the non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. The Company cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.

The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. The Company believes these measures help improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies. In addition, the Company believes these measures are also among the primary measures used externally by the Company’s investors, analysts, and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in our industry.

Below are definitions and the reconciliation to the most closely related GAAP measures for the non-GAAP measures used in this press release and the related prepared materials and webcast.

Adjusted diluted earnings per share: We define Adjusted diluted earnings per share as Adjusted net income divided by the weighted average number of diluted shares outstanding. Management views this non-GAAP measure as useful to investors as it provides a supplemental measure of the Company’s performance over time.

Adjusted EBITDA margin: We define EBITDA as U.S. GAAP Net income adjusted for interest, provision for taxes, and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for restructuring expenses and operating model optimization initiatives, costs incurred in connection with our establishment as a standalone public company (“Separation-related costs”), conversion of stock-based awards, stock-based awards granted to individuals employed by Kenvue as of October 2, 2023 (“Founder Shares”), impairment charges, the impact of the deferred transfer of certain assets and liabilities from Johnson & Johnson in certain jurisdictions (the “Deferred Markets”), litigation (income) expense, losses on investments, and tax indemnification releases. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of U.S. GAAP Net sales. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Adjusted effective tax rate: We define Adjusted effective tax rate as U.S. GAAP Effective tax rate adjusted for the tax effects on special item adjustments including amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, impairment charges other than the Dr.Ci:Labo® asset impairment, litigation (income) expense, losses on investments, interest income from a related party note, and tax indemnification releases. We also exclude taxes related to the Deferred Markets, taxes related to the Dr.Ci:Labo® asset impairment charges, certain one-time tax only adjustments which includes the removal of tax effects from the carve-out methodology, and the impact of the interest expense from the debt issuance, which reduced the Company’s capacity to utilize foreign tax credits against U.S. foreign source income. Management believes this non-GAAP measure is useful to investors as it provides a supplemental measure of the Company’s performance over time.

Adjusted gross profit margin: We define Adjusted gross profit margin (also referred to as “Adjusted gross margin”) as U.S. GAAP Gross profit margin adjusted for amortization of intangible assets, Separation-related costs, conversion of stock-based awards, Founder Shares, and operating model optimization initiatives. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Adjusted net income: We define Adjusted net income as U.S. GAAP Net income adjusted for amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, impairment charges, the impact of the Deferred Markets, litigation (income) expense, losses on investments, interest income from a related party note, tax indemnification releases, and their related tax impacts (i.e. special items). Adjusted net income excludes the impact of items that may obscure trends in our underlying performance. Management believes this non-GAAP measure is useful to investors as the Company uses Adjusted net income for strategic decision making, forecasting future results, and evaluating current performance.

Adjusted operating income: We define Adjusted operating income as U.S. GAAP Operating income adjusted for amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, impairment charges, the impact of the Deferred Markets, and litigation (income) expense. Management believes this non-GAAP measure is useful to investors as management uses Adjusted operating income to assess the Company’s financial performance.

Adjusted operating income margin: We define Adjusted operating income margin (also referred to as “Adjusted operating margin”) as Adjusted operating income as a percentage of U.S. GAAP Net sales. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Free cash flow: We define Free cash flow as U.S. GAAP Net cash flows from operating activities adjusted for Purchases of property, plant, and equipment. Management believes this non-GAAP measure is useful to investors as it provides a view of the Company’s liquidity after deducting capital expenditures, which are considered a necessary component of our ongoing operations.

Organic sales: We define Organic sales as U.S. GAAP Net sales excluding the impact of changes in foreign currency exchange rates and the impact of acquisitions and divestitures. We report changes in Organic sales on a period-over-period basis. We previously referred to this non-GAAP financial metric as “Organic growth”. Management believes reporting period-over-period changes in Organic sales provides investors with additional, supplemental information that is useful in assessing the Company’s results of operations by excluding the impact of certain items that we believe do not directly reflect our underlying operations.

The non-GAAP measures as presented herein have been prepared as if our operations had been conducted independently from Johnson & Johnson prior to May 4, 2023, the date Kenvue’s common stock began trading on the New York Stock Exchange, and therefore they include certain Johnson & Johnson corporate and shared costs allocated to us. Management believes the cost allocations are a reasonable reflection of the utilization of services provided to, or the benefit derived by, us during the periods presented, though the allocations may not be indicative of the actual costs that would have been incurred if we had been operating as a standalone company.

Cautions Concerning Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements about management’s expectations of Kenvue’s future operating and financial performance, product development, market position, and business strategy. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and other words of similar meaning.

The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Kenvue and its affiliates. Risks and uncertainties include, but are not limited to: the inability to execute on Kenvue’s business development strategy; inflation and other economic factors, such as interest rate and currency exchange rate fluctuations; the ability to successfully manage local, regional, or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow Kenvue to effect any expected share repurchases and dividend payments; Kenvue’s ability to maintain satisfactory credit ratings and access capital markets, which could adversely affect its liquidity, capital position, and borrowing costs; competition, including technological advances, new products, and intellectual property attained by competitors; challenges inherent in new product research and development; uncertainty of commercial success for new and existing products and digital capabilities; challenges to intellectual property protections including counterfeiting; the ability of Kenvue to successfully execute strategic plans, including Our Vue Forward and other restructuring or cost-saving initiatives; the impact of business combinations and divestitures, including any ongoing or future transactions; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations and other requirements imposed by stakeholders; changes in behavior and spending patterns of consumers; natural disasters, acts of war (including the Russia-Ukraine War and the Israel-Hamas War), or terrorism, catastrophes, or epidemics, pandemics, or other disease outbreaks; financial instability of international economies and legal systems and sovereign risk; the inability to realize the benefits of the separation from Kenvue’s former parent, Johnson & Johnson; and the risk of disruption or unanticipated costs in connection with the separation. A further list and descriptions of these risks, uncertainties, and other factors can be found in Kenvue’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other filings, available at www.kenvue.com or on request from Kenvue. Any forward-looking statement made in this release speaks only as of the date of this release. Kenvue undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or developments or otherwise.

Contacts
Investor Relations:
Sofya Tsinis
Kenvue_IR@kenvue.com

Media Relations:
Melissa Witt
media@kenvue.com

Kenvue Inc.
Condensed Consolidated Statement of Operations
(Unaudited; Dollars In Millions, Except Per Share Data; Shares In Millions)

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Net sales	$3,662	$3,666	$15,455	$15,444
Cost of sales	1,592	1,623	6,496	6,801
Gross profit	2,070	2,043	8,959	8,643
Selling, general and administrative expenses	1,525	1,586	6,329	6,141
Restructuring expenses	65	—	185	—
Impairment charges	—	—	578	—
Other operating (income) expense, net	(3)	(3)	26	(10)
Operating income	483	460	1,841	2,512
Other expense, net	42	7	48	72
Interest expense, net	95	96	378	250
Income before taxes	346	357	1,415	2,190
Provision for taxes	53	30	385	526
Net income	$293	$327	$1,030	$1,664

Net income per share
Basic	$0.15	$0.17	$0.54	$0.90
Diluted	$0.15	$0.17	$0.54	$0.90
Weighted-average number of shares outstanding
Basic	1,916	1,915	1,915	1,846
Diluted	1,929	1,919	1,923	1,850

Non-GAAP Financial Information
Organic Sales Change

The following tables present a reconciliation of the change in Net sales, as reported, to the change in Organic sales for the periods presented:

	Fiscal Three Months Ended December 29, 2024 vs December 31, 2023(1)
	Reported Net sales change		Impact of foreign currency	Organic sales change
(Unaudited; Dollars in Millions)	Amount	Percent	Amount	Amount	Percent
Self Care	$32	2.1%	$(12)	$44	2.9%
Skin Health and Beauty	10	1.0	(16)	26	2.6
Essential Health	(46)	(4.1)	(38)	(8)	(0.7)
Total	$(4)	(0.1)%	$(66)	$62	1.7%

	Fiscal Three Months Ended December 29, 2024 vs December 31, 2023(1)
(Unaudited)	Reported Net sales change	Impact of foreign currency	Organic sales change
			Price/Mix(2)	Volume
Self Care	2.1%	(0.8)%	1.2%	1.7%
Skin Health and Beauty	1.0	(1.6)	0.5	2.1
Essential Health	(4.1)	(3.4)	1.2	(1.9)
Total	(0.1)%	(1.8)%	1.0%	0.7%

	Fiscal Twelve Months Ended December 29, 2024 vs December 31, 2023(1)
	Reported Net sales change		Impact of foreign currency	Organic sales change
(Unaudited; Dollars in Millions)	Amount	Percent	Amount	Amount	Percent
Self Care	$76	1.2%	$(44)	$120	1.9%
Skin Health and Beauty	(138)	(3.2)	(57)	(81)	(1.9)
Essential Health	73	1.6	(118)	191	4.1
Total	$11	0.1%	$(219)	$230	1.5%

	Fiscal Twelve Months Ended December 29, 2024 vs December 31, 2023(1)
(Unaudited)	Reported Net sales change	Impact of foreign currency	Organic sales change
			Price/Mix(2)	Volume
Self Care	1.2%	(0.7)%	2.5%	(0.6)%
Skin Health and Beauty	(3.2)	(1.3)	1.6	(3.5)
Essential Health	1.6	(2.5)	3.9	0.2
Total	0.1%	(1.4)%	2.7%	(1.2)%
(1) Acquisitions and divestitures did not materially impact the reported Net sales change.
(2) Price/Mix reflects value realization.

Total Segment Net Sales and Adjusted Operating Income
Segment Net sales and Adjusted operating income for the periods presented were as follows:

	Net Sales
	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited; Dollars in Millions)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Self Care	$1,569	$1,537	$6,527	$6,451
Skin Health and Beauty	1,011	1,001	4,240	4,378
Essential Health	1,082	1,128	4,688	4,615
Total segment net sales	$3,662	$3,666	$15,455	$15,444

	Adjusted Operating Income
	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited; Dollars in Millions)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Self Care Adjusted operating income	$481	$537	$2,173	$2,299
Skin Health and Beauty Adjusted operating income	105	149	607	679
Essential Health Adjusted operating income	248	275	1,162	1,011
Total(1)	$834	$961	$3,942	$3,989
Reconciliation to Adjusted operating income (non-GAAP):
Depreciation(2)	91	94	329	305
General corporate/unallocated expenses	56	77	314	296
Other operating (income) expense, net	(3)	(3)	26	(10)
Other—impact of Deferred Markets	(12)	(1)	(59)	(34)
Litigation (expense) income	—	(5)	4	(25)
Adjusted operating income (non-GAAP)	$702	$799	$3,328	$3,457
Reconciliation to Income before taxes:
Amortization of intangible assets	57	80	269	322
Separation-related costs(3)	65	135	296	468
Restructuring and operating model optimization initiatives	75	29	221	32
Conversion of stock-based awards	5	80	39	55
Other—impact of Deferred Markets	12	1	59	34
Founder Shares	5	9	29	9
Litigation expense (income)	—	5	(4)	25
Impairment charges	—	—	578	—
Operating income	$483	$460	$1,841	$2,512
Other expense, net	42	7	48	72
Interest expense, net	95	96	378	250
Income before taxes	$346	$357	$1,415	$2,190
(1) Effective in the fiscal three months ended September 29, 2024, the Company adjusted the allocation for certain brand marketing expenses within Selling, general, and administrative expenses to align with segment financial results as measured by the Company, including the chief operating decision maker (the “CODM”). Accordingly, the Company has updated its segment disclosures to reflect the updated presentation in all prior periods. Total Adjusted operating income did not change as a result of this update.
(2) Depreciation includes the amortization of integration and development costs capitalized in connection with cloud computing arrangements.
(3) Separation-related costs includes depreciation expense on Separation-related assets for the fiscal three and twelve months ended December 29, 2024.

The following tables present reconciliations of GAAP to Non-GAAP for the periods presented:

	Fiscal Three Months Ended December 29, 2024
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$3,662	—		$3,662

Gross profit	$2,070	81	(a)	$2,151
Gross profit margin	56.5%			58.7%

Operating income	$483	219	(a)-(c)	$702
Operating income margin	13.2%			19.2%

Net income	$293	206	(a)-(e)	$499
Net income margin	8.0%			13.6%
Interest expense, net	$95
Provision for taxes	$53
Depreciation and amortization	$148
EBITDA (non-GAAP)	$589	203	(b)-(d), (f)	$792
EBITDA margin (non-GAAP)	16.1%			21.6%

Detail of Adjustments
	Cost of sales	SG&A/Restructuring expenses	Other operating (income) expense, net	Other expense, net	Provision for taxes	Total
Amortization of intangible assets	$57	$—	$—	$—	$—	$57
Restructuring expenses	—	65	—	—	—	65
Operating model optimization initiatives	8	2	—	—	—	10
Separation-related costs (including conversion of stock-based awards and Founder Shares)	16	59	—	—	—	75
Impact of Deferred Markets—minority interest expense	—	—	4	—	—	4
Impact of Deferred Markets—provision for taxes	—	—	8	—	(8)	—
Losses on investments	—	—	—	41	—	41
Tax impact on special item adjustments	—	—	—	—	(46)	(46)
Total	$81	$126	$12	$41	$(54)	$206
	(a)	(b)	(c)	(d)	(e)
Cost of sales less amortization	$24
	(f)

	Fiscal Three Months Ended December 31, 2023
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$3,666	—		$3,666

Gross profit	$2,043	139	(a)	$2,182
Gross profit margin	55.7%			59.5%

Operating income	$460	339	(a)-(c)	$799
Operating income margin	12.5%			21.8%

Net income	$327	259	(a)-(d)	$586
Net income margin	8.9%			16.0%
Interest expense, net	$96
Provision for taxes	$30
Depreciation and amortization	$174
EBITDA (non-GAAP)	$627	259	(b)-(c), (e)	$886
EBITDA margin (non-GAAP)	17.1%			24.2%

Detail of Adjustments
	Cost of sales	SG&A/Restructuring expenses	Other operating (income) expense, net	Provision for taxes	Total
Amortization of intangible assets	$80	$—	$—	$—	$80
Operating model optimization initiatives	20	9	—	—	29
Separation-related costs (including conversion of stock-based awards and Founder Shares)	39	185	—	—	224
Impact of Deferred Markets—provision for taxes	—	—	1	(1)	—
Litigation expense	—	—	5	—	5
Tax impact on special item adjustments	—	—	—	(79)	(79)
Total	$139	$194	$6	$(80)	$259
	(a)	(b)	(c)	(d)
Cost of sales less amortization	$59
	(e)

	Fiscal Twelve Months Ended December 29, 2024
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$15,455	—		$15,455

Gross profit	$8,959	369	(a)	$9,328
Gross profit margin	58.0%			60.4%

Operating income	$1,841	1,487	(a)-(d)	$3,328
Operating income margin	11.9%			21.5%

Net income	$1,030	1,169	(a)-(f)	$2,199
Net income margin	6.7%			14.2%
Interest expense, net	$378
Provision for taxes	$385
Depreciation and amortization	$598
EBITDA (non-GAAP)	$2,391	1,269	(b)-(e), (g)	$3,660
EBITDA margin (non-GAAP)	15.5%			23.7%

Detail of Adjustments
	Cost of sales	SG&A/Restructuring expenses	Impairment charges	Other operating (income) expense, net	Other expense, net	Provision for taxes	Total
Amortization of intangible assets	$269	$—	$—	$—	$—	$—	$269
Restructuring expenses	—	185	—	—	—	—	185
Operating model optimization initiatives	27	9	—	—	—	—	36
Separation-related costs (including conversion of stock-based awards and Founder Shares)	73	291	—	—	—	—	364
Impairment charges	—	—	578	—	—	(151)	427
Impact of Deferred Markets—minority interest expense	—	—	—	24	—	—	24
Impact of Deferred Markets—provision for taxes	—	—	—	35	—	(35)	—
Litigation income	—	—	—	(4)	—	—	(4)
Losses on investments	—	—	—	—	72	—	72
Tax indemnification release	—	—	—	—	(21)	—	(21)
Tax impact on special item adjustments	—	—	—	—	—	(183)	(183)
Total	$369	$485	$578	$55	$51	$(369)	$1,169
	(a)	(b)	(c)	(d)	(e)	(f)
Cost of sales less amortization	$100
	(g)

	Fiscal Twelve Months Ended December 31, 2023
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$15,444	—		$15,444

Gross profit	$8,643	375	(a)	$9,018
Gross profit margin	56.0%			58.4%

Operating income	$2,512	945	(a)-(c)	$3,457
Operating income margin	16.3%			22.4%

Net income	$1,664	719	(a)-(f)	$2,383
Net income margin	10.8%			15.4%
Interest expense, net	$250
Provision for taxes	$526
Depreciation and amortization	$627
EBITDA (non-GAAP)	$3,067	630	(b)-(d), (g)	$3,697
EBITDA margin (non-GAAP)	19.9%			23.9%

Detail of Adjustments
	Cost of sales	SG&A/Restructuring expenses	Other operating (income) expense, net	Other expense, net	Interest expense, net	Provision for taxes	Total
Amortization of intangible assets	$322	$—	$—	$—	$—	$—	$322
Operating model optimization initiatives	21	11	—	—	—	—	32
Separation-related costs (including conversion of stock-based awards and Founder Shares)	32	500	—	—	—	—	532
Impact of Deferred Markets—minority interest expense	—	—	10	—	—	—	10
Impact of Deferred Markets—provision for taxes	—	—	24	—	—	(24)	—
Litigation expense	—	—	25	—	—	—	25
Losses on investments	—	—	—	7	—	—	7
Interest income from related party note	—	—	—	—	(33)	—	(33)
Tax impact on special item adjustments	—	—	—	—	—	(176)	(176)
Total	$375	$511	$59	$7	$(33)	$(200)	$719
	(a)	(b)	(c)	(d)	(e)	(f)
Cost of sales less amortization	$53
	(g)

The following tables present reconciliations of the Effective tax rate, as reported, to Adjusted effective tax rate for the periods presented:

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Effective tax rate	15.3%	8.4%	27.2%	24.0%
Adjustments:
Tax-effect on special item adjustments	1.7	7.9	(2.6)	(1.0)
Dr.Ci:Labo® Impairment	—	—	0.3	—
Removal of tax benefits from carve out methodology	—	—	—	2.0
Taxes related to Deferred Markets	0.7	0.5	0.7	0.5
Valuation allowance on foreign tax credits due to interest expense	—	(0.6)	—	(2.4)
Other	—	(0.4)	(0.1)	0.3
Adjusted Effective tax rate (non-GAAP)	17.7%	15.8%	25.5%	23.4%

The following table presents a reconciliation of Effective tax rate, as forecasted on a U.S. GAAP basis, to forecasted Adjusted effective tax rate for fiscal year 2025:

Fiscal Year 2025
(Unaudited)	Forecast
Effective tax rate	28.0% - 29.0%
Adjustments:
Tax-effect on special item adjustments	(3.2)
Taxes related to Deferred Markets	0.7
Adjusted Effective tax rate (non-GAAP)	25.5% - 26.5%

The following table presents a reconciliation of Diluted earnings per share, as reported, to Adjusted diluted earnings per share for the periods presented:

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Diluted earnings per share	$0.15	$0.17	$0.54	$0.90
Adjustments:
Separation-related costs	0.03	0.07	0.15	0.25
Conversion of stock-based awards	—	0.04	0.02	0.03
Restructuring and operating model optimization initiatives	0.04	0.02	0.11	0.02
Impairment charges	—	—	0.30	—
Amortization of intangible assets	0.03	0.04	0.14	0.17
Losses on investments	0.02	—	0.04	—
Interest income from related party note	—	—	—	(0.02)
Tax impact on special item adjustments	(0.02)	(0.04)	(0.17)	(0.10)
Other	0.01	0.01	0.01	0.04
Adjusted diluted earnings per share (non-GAAP)	$0.26	$0.31	$1.14	$1.29

The following table presents a reconciliation of Net cash flows from operating activities, as reported, and Purchases of property, plant, and equipment, as reported, to Free cash flow for the periods presented:

	Fiscal Twelve Months Ended
(Unaudited; Dollars in Billions)	December 29, 2024	December 31, 2023
Net cash flows from operating activities	$1.7	$3.2
Purchases of property, plant, and equipment	(0.4)	(0.5)
Free cash flow (non-GAAP)	$1.3	$2.7

Other Supplemental Financial Information
The following table presents the Company’s Net sales by geographic region for the periods presented:

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited; Dollars in Millions)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Net sales by geographic region
North America	$1,842	$1,762	$7,579	$7,610
Europe, Middle East, and Africa	863	822	3,559	3,388
Asia Pacific	635	750	2,974	3,107
Latin America	322	332	1,343	1,339
Total Net sales by geographic region	$3,662	$3,666	$15,455	$15,444

The following table presents the Company’s Research and development expenses for the periods presented. Research and development expenses are included within Selling, general, and administrative expenses.

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited; Dollars in Millions)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Research & Development	$106	$133	$408	$399

The following table presents the Company’s Cash and cash equivalents, Total debt, and Net debt balance as of the periods presented:

(Unaudited; Dollars in Billions)	December 29, 2024	December 31, 2023
Cash and cash equivalents	$1.1	$1.4
Total debt	(8.6)	(8.3)
Net debt	$(7.5)	$(6.9)